AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1999
                                                   REGISTRATION NO. 333-33709
=============================================================================

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                          POST-EFFECTIVE AMENDMENT
                                     TO
                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             ------------------


                              PANAVISION INC.
           (Exact name of Registrant as specified in its charter)



              DELAWARE                            13-3593063
  (State or other jurisdiction of    (I.R.S. Employer Identification No.)
   incorporation or organization)

            6219 DE SOTO AVENUE                         91367
        WOODLAND HILLS, CALIFORNIA                   (Zip code)
  (Address of principal executive offices)


                               (818) 316-1000
             Registrant's telephone number including area code:


        PANAVISION INC. FIRST AMENDED AND RESTATED STOCK OPTION PLAN
                          (Full title of the Plan)

                             ------------------


                              JOHN S. FARRAND
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PANAVISION INC.
                            6219 DE SOTO AVENUE
                      WOODLAND HILLS, CALIFORNIA 91367
                               (818) 316-1000
          (Name, address, including zip code and telephone number
                 including area code, of agent for service)

                             ------------------

=============================================================================


                                  PART II
                                ----------

      Under the Registration Statement on Form S-8 (No. 333-33709) (the "Registration Statement"), to which this Post Effective Amendment relates, 809,850 shares of Common Stock, par value $.01 per share ("Common Stock"), of Panavision Inc. (the "Registrant") were registered for the purpose of granting options to purchase Common Stock under the Panavision Inc. First Amended and Restated Stock Option Plan.

      Pursuant to the undertaking contained in this Registration Statement, the Registrant hereby removes from registration all securities registered hereunder at the effective date of this Post Effective Amendment.



                                 SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON THIS THE 24TH DAY OF MAY, 1999.

                                    Panavision Inc.


                                    By: /S/ JOHN S. FARRAND
                                       ----------------------------------
                                               John S. Farrand
                                    President and Chief Executive Officer
                                                and Director



      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1933, THIS POST EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT (NO. 333-33709) HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.


         Signature                    Title                        Date
         ---------                    -----                        ----

             *              Chairman of the Board and          May 24, 1999
-------------------------   Director
    Ronald O. Perelman


    /S/ JOSEPH P. PAGE      Vice Chairman, Director,           May 24, 1999
-------------------------   Chief Administrative Officer
      Joseph P. Page        and acting Chief Financial
                            Officer


             *              Director                           May 24, 1999
-------------------------
     William C. Scott


             *              Director                           May 24, 1999
-------------------------
     Martin D. Payson


             *              Director                           May 24, 1999
-------------------------
       Howard Gittis


             *              Director                           May 24, 1999
-------------------------
      James R. Maher


             *              Director                           May 24, 1999
-------------------------
      Kenneth Ziffren


      *Joseph P. Page, by signing his name hereto, does hereby execute this Post Effective Amendment to Form S-8 on behalf of the directors of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors.


                                       By: /S/ JOSEPH P. PAGE
                                           -----------------------------
                                               Joseph P. Page
                                              Attorney-in-fact